[LOGO]              DELTA FINANCIAL CORPORATION





April 12, 2002



Delta Financial Corporation
1000 Woodbury Road
Woodbury, New York 11797


Dear Stockholder:

     We cordially invite you to attend Delta Financial Corporation's Annual Stockholders' meeting. The meeting will be held on Tuesday, May 7, 2002, at 9:00 a.m., at the Huntington Hilton, at 598 Broad Hollow Road, Melville, New York 11747.

     As set forth in the attached Proxy Statement, the meeting will be held to consider the election of directors and the ratification of the appointment of independent auditors for 2002. Please take the time to carefully read each of the proposals stockholders are being asked to consider and vote on.

     Your vote is important. Whether or not you attend the meeting in person, I urge you to promptly vote your proxy via the Internet, by telephone or by mail using the enclosed postage paid reply envelope. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

     We appreciate your support and look forward to seeing you at the meeting.


                                           Sincerely yours,

                                           /s/ Hugh Miller

                                           Hugh Miller
                                           President & Chief Executive Officer

                           DELTA FINANCIAL CORPORATION
                               1000 WOODBURY ROAD
                            WOODBURY, NEW YORK 11797
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2002
                            ------------------------


To the Stockholders of Delta Financial Corporation:

     The Annual Meeting of Stockholders of Delta Financial Corporation (the "Company") will be held on Tuesday, May 7, 2002, at nine o'clock in the morning, local time, at the Huntington Hilton at 598 Broad Hollow Road, Melville, New York 11747, for the following purposes:

         1. To elect two Class III Directors for a term of three years and until their successors shall have been elected and qualified ("Proposal No. 1");

         2. To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2002 ("Proposal No. 2"); and

         3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     All of these proposals are more fully described in the Proxy Statement which follows. Stockholders of record at the close of business on April 1, 2002 will be entitled to vote at the meeting and any adjournments thereof.

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR INTERNET (INSTRUCTIONS ARE ON YOUR PROXY
CARD), SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.


                                            By Order of the Board of Directors,

                                            /s/ Marc E. Miller

                                            Marc E. Miller
                                            Secretary

Woodbury, New York
April 12, 2002

                           DELTA FINANCIAL CORPORATION
                               1000 WOODBURY ROAD
                            WOODBURY, NEW YORK 11797
                            ------------------------
                                 PROXY STATEMENT
                     FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 7, 2002
                            ------------------------

THE BOARD OF DIRECTORS IS SOLICITING PROXIES TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 7, 2002, AT 9:00 A.M., AND AT ANY ADJOURNMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ATTACHED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. THE COMPANY ANTICIPATES THAT THE NOTICE, THIS PROXY STATEMENT AND THE FORM OF PROXY ENCLOSED WILL FIRST BE SENT TO ITS STOCKHOLDERS ON OR ABOUT APRIL 12, 2002.

-------------------------------------------------------------------------------

WHO CAN VOTE?

Only holders of the Company's common stock, par value $.01 per share (the "Common Stock") of record at the close of business on April 1, 2002 will be entitled to vote at the meeting. As of April 1, 2002, the Company had 15,883,749 shares of Common Stock outstanding, the only class of voting securities of the Company outstanding. Each stockholder is entitled to one vote for each share of Common Stock held.

WHAT ARE YOU VOTING ON?

You are voting on:

  * The election of two directors, each for a term of three years (Hugh Miller and Margaret A. Williams); and

  * The ratification of the appointment of KPMG, LLP as independent auditors for 2002.

HOW MANY VOTES MUST BE PRESENT TO HOLD A MEETING?

A majority of the votes that can be cast, or 7,941,875 votes, which is known as a quorum. Under Delaware law, abstentions and broker non-votes are counted for purposes of establishing a quorum, but otherwise do not count.

If a quorum exists as the Annual Meeting, each action proposed will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it.

HOW DO I VOTE?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. To vote by proxy, you must either:

  * Fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope;

  *  Vote by telephone (instructions are on the proxy card); or

  *  Vote by the Internet (instructions are on the proxy card).

If you want to vote in person at the Annual Meeting, and you hold your Delta Financial Stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

HOW CAN I REVOKE OR CHANGE MY VOTE?

You may revoke your proxy at any time before it is voted at the Annual Meeting by (1) sending a written notice of revocation to Delta Financial's Secretary, or
(2) by attending the Annual Meeting and voting in person.

WHAT IF I DON'T VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

If you return your proxy card without indicating your vote, your shares will be voted for the nominees listed on the card and for KPMG LLP as the Company's auditors in 2002.

WHAT IF I VOTE "ABSTAIN"?

A vote to "abstain" on any matter will have the effect of a vote against.

CAN MY VOTES BE VOTED IF I DON'T RETURN MY PROXY CARD AND DON'T ATTEND THE ANNUAL MEETING?

If you don't vote your shares owned in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting.

If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don't give your broker instructions on how to vote your shares, the votes will be broker non-votes, which will have no effect on the vote for any matter scheduled to be considered at the Annual Meeting.

If you don't vote your shares held in your name, your shares will not be voted.

The enclosed proxy also serves as the voting instruction card for the trustees who hold shares of record for participants in the Delta Funding Corp. 401(k) Profit-Sharing Plan. Shares for which no instructions are received by the trustees will be voted in the same proportion as the shares for which the trustees receive instructions.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We don't know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.


WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

DO I NEED A TICKET TO ATTEND THE ANNUAL MEETING?

Yes, you will need an admission ticket or proof of ownership of Delta Financial stock to enter the meeting. If you are a stockholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the meeting, please so indicate when you vote and bring the ticket with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you don't bring your admission ticket, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Delta Financial stockholder.

                                      * * *

An Annual Report to Stockholders for the year ended December 31, 2001, including financial statements, accompanies this Proxy Statement. Additional copies of the Annual Report are available upon request.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table provides information at March 15, 2002, with respect to
(1) any person known to the Company to be the beneficial owner of five percent or more of the Common Stock, (2) all Directors (both continuing and nominees) of the Company, (iii) each of the five most highly compensated executive officers of the Company, and (iv) all Directors and executive officers as a group. Unless otherwise indicated, the beneficial ownership disclosed consists of sole voting and investment power.


                                                                          AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                   BENEFICIAL OWNERSHIP    OF CLASS
--------------------------------------                                    -------------------     ---------
Hugh Miller (2).......................................................        10,185,601            64.1%
Richard Blass (3).....................................................           163,136             1.0%
Martin D. Payson (4)..................................................            66,250             0.4%
Arnold B. Pollard (5).................................................            16,250             0.1%
Margaret A. Williams (6)..............................................            13,750             0.1%
Sidney A. Miller .....................................................                 0             0.0%
Randall F. Michaels ..................................................             8,959             0.1%
Lee Miller (7)........................................................         8,407,598            52.9%
Marc E. Miller (8)....................................................         8,416,412            53.0%
William J. Horan (9) .................................................         8,192,811            51.6%

All Directors and executive officers as a group (12 persons) (10).....        10,935,544            68.8%

------------------
(1) Unless otherwise indicated, the address of each beneficial owner is c/o Delta Financial Corporation, 1000 Woodbury Road, Woodbury, NY 11797.

(2) Includes (1) 8,192,811 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Hugh Miller is a trustee and has shared voting and investment power; (2) 12,676 shares of Common Stock over which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor's Act; and (3) 150,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(3) Includes 160,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(4) Includes 16,250 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days. Mr. Payson's address is 750 Lexington Avenue, New York, NY 10022.

(5) Includes 16,250 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days. Dr. Pollard's address is c/o Chief Executive Group, 733 Third Avenue, New York, NY 10017.

(6) Includes 13,750 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days. Ms. Williams address is c/o Office of William J. Clinton, 55 West 125th Street, New York, NY 10027.

(7) Includes (1) 8,192,811 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Lee Miller is a trustee and has shared voting and investment power; and (2) 20,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(8) Includes (1) 8,192,811 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Marc Miller is a trustee and has shared voting and investment power; (2) 8,814 shares of Common Stock over which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor's Act; and (3) 20,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(9) Includes 8,192,811 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Horan is a trustee and has shared voting and investment power.

(10) Includes 437,250 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of six members divided into three classes serving staggered terms, with the term of one class of Directors to expire each year. At the Annual Meeting, the stockholders will elect two Class III Directors, each for a term of three years, expiring in 2005 and until their successors shall have been elected and qualified. The term of the Class I Directors expires in 2003, and the term of the Class II Directors expires in 2004, at which times Directors of such classes will be elected for three-year terms.

     The nominees are presently serving as Directors of the Company. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted "FOR" the election as Directors of Hugh Miller and Margaret A. Williams. If any nominee is unable or declines to serve, the proxy solicited herewith may be voted for the election of another person in his or her stead at the discretion of the proxies. The Board of Directors knows of no reason to anticipate that this will occur.

     Biographical information follows for each person nominated and each person whose term of office will continue after the Annual Meeting. Delta Financial was incorporated in August 1996 to acquire all of the outstanding capital stock of Delta Funding Corporation, a New York corporation. References to the Company in the following biographies, and in the biographies of executive officers below, may include references to Delta Funding Corporation prior to the Company's incorporation.

NOMINEES

   Class III Directors

     Hugh Miller has been the President and Chief Executive Officer of the Company since 1991, and a Director since inception. He has been associated with the Company in various capacities since 1985 and has been primarily responsible for the day-to-day operations of the Company since 1985. Mr. Miller serves on the executive committee of the National Home Equity Mortgage Association.

     Margaret A. Williams became a Director of the Company in April 2000. Ms. Williams has been the Chief of Staff for the Office of William J. Clinton since 2001. Prior thereto, Ms. Williams served as the President of Fenton Communications, a public relations firm, from 2000 to 2001 and as a communications consultant from 1997 to 2000. Ms. Williams served as one of seventeen assistants to then President of the United States of America William Jefferson Clinton and as Chief of Staff to then First Lady Hillary Rodham Clinton from 1993 to 1997. Ms. Williams was the Director of Communications for the Children's Defense Fund, a national non-profit organization, from 1985-1990 and the Deputy Director of Media Relations for the Center on Budget and Policy from 1983-1985.

CONTINUING DIRECTORS

   Class I Directors

     Richard Blass is an Executive Vice President of the Company and has been the Chief Financial Officer and Treasurer since 1997, and a Director since 1996. He has served in various capacities since joining the Company in 1992. Prior thereto, Mr. Blass was a money market and derivatives trader at Citicorp Securities Markets Inc.

     Arnold B. Pollard, Ph.D. became a Director of the Company in 1996. Dr. Pollard has been the President of Decision Associates, a management consulting firm specializing in organizational strategy and structure, for over 25 years. Dr. Pollard served as Chief Executive Officer of Chief Executive Group, which publishes Chief Executive magazine from 1993 to 2002. Dr. Pollard was also a founding member of the Strategic Decision Analysis Group of SRI. Dr. Pollard also serves on the Board of Directors of Firebrand Financial Corporation, Sonic Foundry, the International Management Education Foundation, and The Committee for Economic Development, and is on the advisory board of People Trends, Inc.

   Class II Directors

     Sidney A. Miller founded the Company and has been Chairman of the Board of Directors of the Company since its inception. He was President and Chief Executive Officer from 1982 to 1991 and has been involved in the mortgage banking industry since 1974. He is also a chartered life insurance underwriter. Mr. Miller is a Board

Member of the Interfaith Nutrition Network for the Homeless, Finance Chairman of the Board of Trustees for Hunter College Foundation, an Executive Board Member of the Boy Scouts of America, a Member of Business Executives for National Security and an Associate Trustee of North Shore University Hospital.

     Martin D. Payson became a Director of the Company in 1996. Mr. Payson is an investor and business advisor, having formerly served as Vice Chairman of Time Warner, Inc. from 1990 to 1992, and prior to the merger of Time Inc. and Warner Communications, Inc., Mr. Payson held the position of Office of the President and General Counsel of Warner Communications, Inc., of which he also was a Director for 14 years. From 1997 to 2000, he was Chairman of Latin Communications Group Inc. Mr. Payson serves on the Board of Directors of Panavision Inc. and Classic Communications, Inc.

BOARD AND COMMITTEE MEETINGS

     The Company has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee, currently comprised of Messrs. Sidney
A. Miller, Hugh Miller and Richard Blass, is authorized and empowered, to the extent permitted by Delaware law, to exercise all functions of the Board of Directors in the interval between meetings of the Board of Directors. The Compensation Committee, currently comprised of Messrs. Pollard and Payson, reviews and approves the compensation of executive officers and key employees and administers the Company's stock option plan. The Audit Committee, currently comprised of Messrs. Payson and Pollard, recommends to the Board of Directors the engagement of the Company's independent auditors, reviews with such independent auditors the plan for and result of their auditing engagement and the independence of such auditors, among other things. A more complete listing of the Audit Committee's responsibilities can be found in the Audit Committee Charter, attached as Appendix A to this Proxy Statement.

     During the year ended December 31, 2001, there were 10 meetings of the Board of Directors, 2 unanimous written consents in lieu of a meeting of the Board of Directors, 3 meetings of the Audit Committee, 1 meeting of the Compensation Committee and 6 meetings of the Executive Committee. Each Director attended not less than 75% of the meetings of the Board and not less than 75% of the meetings held by all committees on which he or she served, except for Ms. Williams who attended 70% of such meetings.

COMPENSATION OF DIRECTORS

     Each Director who is not an officer or employee of the Company is paid an annual fee of $20,000 in addition to a fee of $1,000, plus expenses, for each Board of Directors meeting attended. Each committee member, who is not an officer or employee of the Company, is paid a fee of $1,000, plus expenses, for each committee meeting attended. Committee fees are paid only for meetings held on days when no Board of Directors meeting is held. Each non-employee Director also received, upon his or her appointment to the Board, a grant of 10,000 options, one-quarter of which vested immediately upon election with an additional one quarter vesting each year thereafter. In August 2001, each non-employee Director received a grant of 25,000 options, one-quarter of which vested immediately upon election with an additional one quarter vesting each year thereafter.

     THE BOARD OF DIRECTORS HAS NOMINATED HUGH MILLER AND MARGARET A. WILLIAMS AS CLASS III DIRECTORS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT HUGH MILLER AND MARGARET A. WILLIAMS.

                                   MANAGEMENT

   Directors and Executive Officers

     The Directors and Executive Officers of the Company as of December 31, 2001 are as follows:

                                                   DIRECTOR
NAME                                          AGE   SINCE    POSITION HELD WITH THE COMPANY
----                                          ---   -----    ------------------------------
Sidney A. Miller...........................    67     1996     Chairman of the Board of Directors
Hugh Miller................................    38     1996     President, Chief Executive Officer and
                                                               Director
Richard Blass..............................    38     1996     Executive Vice President, Chief Financial
                                                               Officer, Treasurer and Director
Martin D. Payson...........................    66     1996     Director
Arnold B. Pollard..........................    59     1996     Director
Margaret Williams..........................    48     2000     Director
Christopher Donnelly.......................    41       --     Executive Vice President
Randall F. Michaels........................    42       --     Executive Vice President
Dean Kramer................................    37       --     Senior Vice President
Lee Miller.................................    32       --     Senior Vice President
Marc E  Miller.............................    35       --     Senior Vice President, General Counsel and
                                                               Secretary
Franklin E. Pellegrin, Jr..................    51       --     Senior Vice President

     Biographical information follows for the Executive Officers named in the above chart who are not Directors of the Company.

     Christopher Donnelly is an Executive Vice President of the Company in charge of Originations Operations and Policy. Mr. Donnelly is primarily responsible for supervising all aspects of credit and underwriting and processing. Since joining the Company in 1987, Mr. Donnelly has served in a variety of positions, including Senior Vice President of Underwriting and Assistant Manager of Originations.

     Randall F. Michaels is an Executive Vice President of the Company in charge of Sales and Marketing. Mr. Michaels re-joined the Company in September 2001 as the National Sales Manager, the position he previously held from 1995 (when he joined the Company) until June 2001, when Mr. Michaels left Delta. Mr. Michaels is primarily responsible for supervising all aspects of sales and marketing for the Company. Prior to joining Delta, Mr. Michaels was Regional Sales Manager of Quality Mortgage/Express Funding Inc., a mortgage finance company, for two years and, before that, Regional Sales Manager for American Funding Group, a mortgage finance company, for six years.

     Dean Kramer has been a Senior Vice President of Underwriting of the Company since 2000 and has supervised the Underwriting Department since 2000. Since joining the Company in 1989, Mr. Kramer has served in a variety of positions, including as Vice President of Correspondent Underwriting and a Senior Loan Officer.

     Lee Miller, CFA, has been a Senior Vice President of the Company since 1998, primarily responsible for Risk Management. Mr. Miller joined the Company in 1994 as an Assistant Vice President, and his responsibilities have included analyzing securitization structures, product development pricing and secondary marketing. Prior to joining the Company, Mr. Miller worked at J.P. Morgan Institutional Management trading money market securities and analyzing relative value.

     Marc E. Miller has been a Senior Vice President and General Counsel of the Company since 1998. Mr. Miller joined the Company in 1993 as an Assistant Vice President, primarily overseeing aspects of default management and handling certain in-house legal responsibilities. Prior to joining the Company, from 1991 to 1993, Mr. Miller was an Associate at the law firm of Winick & Rich, P.C., where he specialized in commercial litigation.

     Franklin E. Pellegrin, Jr. re-joined the Company as a Senior Vice President of Corporate Services in December 2001. Prior thereto, Mr. Pellegrin was in charge of the Company's Servicing Operations from 1996 until May 2001, when the Company transferred its servicing portfolio to Ocwen Financial Corporation and Mr. Pellegrin's employment with the Company was terminated. Prior to joining Delta, Mr. Pellegrin served as Senior Vice President in charge of servicing and data processing of Mid-Coast Mortgage Company for sixteen years.

FAMILY RELATIONSHIPS

     Hugh Miller, Marc E. Miller and Lee Miller are Sidney A. Miller's sons. No other family relationship exists among any of the Directors or executive officers of the Company as of December 31, 2001. No arrangement or understanding exists between any Director or executive officer or any other person pursuant to which any Director or executive officer was selected as a Director or executive officer of the Company. Subject to rights under applicable employment agreements, each executive officer serves at the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following report submitted by the Compensation Committee of the Board of Directors (the "Compensation Committee"), provides information regarding policies and practices concerning compensation of the Chief Executive Officer and other executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee is responsible for setting the compensation paid to the Chief Executive Officer and for final approval of the compensation paid to other executive officers of the Company, approving or disapproving the recommendations of the Chief Executive Officer as to such compensation. Several of the executive officers, including the Chief Executive Officer, are compensated pursuant to the terms of written employment agreements approved by the Compensation Committee. (See "-Employment Agreements").

     PHILOSOPHY. The Compensation Committee bases its executive compensation policy on the same principles that guide the Company in establishing all its compensation packages. The Company designs packages to attract, retain, and motivate talented individuals at all levels of the organization while balancing its overall cost structure and the interests of its stakeholders. Among other things:

  * We base compensation on the level of job responsibility, individual performance, and Company performance;

  * We reflect in our compensation the value of the job in the marketplace. To attract and retain a highly skilled workforce, the Company must remain competitive with the pay of other employers who compete with us for talent; and

  * To assure our employees' interests are aligned with those of our stockholders, we provide employees at various levels of the organization with stock options.

     We consider various measures of the Company's performance, including overall loan production, profitability, cash flow/ liquidity and total shareholder return. These data assist us in exercising judgment in establishing total compensation ranges. We do not assign these performance measures relative weights (with the exception of our EVP of Sales and Marketing, who is compensated primarily in commissions based upon loan production); but rather make a subjective determination after considering all such measures collectively.

     COMPONENTS OF EXECUTIVE COMPENSATION.

     Executives are provided with a combination of one or more of the following types of compensation: salary and annual bonus.

     SALARY: All executive officers are provided with a base annual salary that is typically reviewed on an annual basis by the Chief Executive Officer and the Compensation Committee. Salary and increases are determined partially by comparison to salaries for similar positions at comparable companies, the executive's annual performance review, the value of the contributions made by the executive and the executive's and the Company's performance in relation to goals established at the beginning of the period. In addition to considering the above factors when approving compensation increases, the Compensation Committee also considers the overall financial health of the Company. The Compensation Committee does not apply formulas; instead it exercises its judgment and discretion.

     ANNUAL BONUS: The Company also attempts to motivate its executives by providing them the opportunity to earn an annual bonus. These bonuses, if paid, can represent a significant portion of the executive's total compensation. The bonus amount depends upon the Compensation Committee's evaluation of such executive's work performance and contribution to the Company's success. As with base salaries, the Compensation Committee does not apply formulas (with the one exception noted above); instead it exercises its judgment and discretion.

     The Compensation Committee believes that a meaningful base salary and bonus are necessary to retain and attract qualified executive personnel. Due to the Company's overall performance, it did not grant year-end performance bonuses in 2001. The Compensation Committee did, however, authorize bonuses in the first half of the year to certain executive officers who successfully negotiated debt modification with the holders of the Company's $150 million Senior Secured and Senior Notes due 2004, which ultimately extinguished nearly $140 million of such long term debt, as more fully described in the Company's Annual Report on 10-K, enclosed with this Proxy Statement.

     The Compensation Committee met one time in 2001.

     STOCK OPTION PLAN. As of December 31, 2001, the Company has granted options to purchase an aggregate of 2,179,500 shares of Common Stock to eligible recipients under the 1996 Stock Option Plan of Delta Financial Corporation (the "1996 Plan") or the Delta Financial Corporation 2001 Stock Option Plan (the "2001 Plan", together with the 1996 Plan, the "Stock Option Plans"). A total of 2,200,000 and 1,500,000 shares of Common Stock are reserved for issuance under the 1996 Plan and the 2001 Plan, respectively.

     The purpose of the Stock Option Plans is to encourage the Company's employees and directors to acquire a larger proprietary interest in the Company and to provide incentives to maximize the long-term growth of the Company. The Company believes the opportunity to acquire such a proprietary interest will aid the Company in securing and retaining qualified employees.

     The Compensation Committee believes that equity ownership by management helps align management and stockholder interest and enhances stockholder value. The Compensation Committee believes that, based on the Company's performance, granting additional equity interest to management is warranted to reward them for past performance and encourage their future efforts.

     In 2001, stock options were granted to various employees, including management, and non-employee Directors, at exercise prices either at or above market price on the date of the grant. The Compensation Committee will continue to review option-based compensation from time to time and reward management with compensation reflecting the Company's, and management's, performance.

     DEDUCTIBILITY CAP ON EXECUTIVE COMPENSATION. Under federal U.S. income tax law - Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") - the Company cannot take a tax deduction for certain compensation paid in excess of $1 million to the Chief Executive Officer and other executive officers listed in the Summary Compensation Table below. For the 2001 taxable year, Delta did not exceed, and therefore was not affected by, this limitation.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     For 2001, Mr. Miller earned $365,203 in salary and bonus, as shown on the Summary Compensation Table below. The Compensation Committee considered this level of payment to be fair and appropriate in view of Mr. Miller's effectiveness in leading the Company, including through its corporate and debt restructuring, in 2001. Mr. Miller also received a grant of 250,000 options in May 2001. The term (7 years), the vesting schedule (20% per year beginning on the first anniversary date of the grant) and the strike price (slightly above the market price on the date of the grant) were consistent with grants made on that date to various other employees including other members of management.

         Consistent with other employees, Mr. Miller was not paid a performance bonus at the end of 2001, although we did authorize his receiving a $50,000 bonus for his role in successfully negotiating the debt modification described above, which ultimately extinguished nearly $140 million of such long term debt.

                                                COMPENSATION COMMITTEE

                                                Martin D. Payson
                                                Arnold B. Pollard

                           SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation for the past three years of the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers:

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                ANNUAL COMPENSATION                    AWARDS
                                     -------------------------------------        -----------------
                                                                  OTHER ANNUAL NO. OF STOCK  RESTRICTED    ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR      SALARY       BONUS    COMPENSATION   OPTIONS       STOCK    COMPENSATION (1)
---------------------------       ----      -------     --------    ---------    --------     -------    ------------

Hugh Miller..................     2001     $ 315,000  $   50,203          --     250,000          --       $ 1,033
    Chief Executive Officer       2000       335,866         203          --          --          --         5,016
                                  1999       350,000     350,101          --          --          --         4,800

Richard Blass (2)............     2001       250,000         203  $  300,000     250,000          --         4,276
    Chief Financial Officer       2000       215,914         203     300,000          --          --         5,016
                                  1999       225,827      37,601     403,091     100,000          --         4,800

Randall F. Michaels (3)......     2001       120,481     107,247          --     100,000(4)       --         3,163
   Executive Vice President       2000       167,933     198,056          --          --          --         5,040
                                  1999       175,000     325,524       9,568     100,000    $100,000         4,800

Marc E. Miller...............     2001       250,000      25,203          --     100,000          --         3,467
    Senior Vice President         2000       227,141         203          --          --          --         4,992
                                  1999       220,468      45,101          --          --          --         4,800

Lee Miller...................     2001       250,000      25,203          --     100,000          --         3,503
    Senior Vice President         2000       227,141         203          --          --          --         4.992
                                  1999       220,468      45,101          --          --          --         1,486

--------------------------------
(1) Consists of matching contributions by the Company to the officers' respective accounts pursuant to the Delta Funding Corporation 401(k) Profit-Sharing Plan and value of group term insurance over $50,000 reported as taxable income.

(2) Mr. Blass' prior employment agreement, dated July 1, 1999, provided for a sign up bonus of $400,0000 and minimum annual bonuses of $300,000 for each fiscal year ending December 31, 1999 and 2000.

(3) Mr. Michaels' "Bonus" primarily consists of commissions paid to Mr. Michaels throughout the year based upon the Company's loan production for such year. Mr. Michaels terminated his employment with the Company in June 2001 and he later rejoined the Company in September 2001.

(4) Mr. Michaels was granted 100,000 options in May 2001, which expired when he terminated his employment in June 2001. Upon re-joining the Company in September 2001, Mr. Michaels received a new grant of 100,000 options.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows all grants of options in 2001 to the executive officers of the Company named in the Summary Compensation Table. The options were granted under the Company's 1996 and 2001 Plans. Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), the table also shows the value of the options granted at the end of the option terms (seven years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                            INDIVIDUAL GRANTS
                              ----------------------------------------------
                                              PERCENT OF                        POTENTIAL REALIZABLE VALUE
                                             TOTAL OPTIONS                        AT ASSUMED ANNUAL RATES
                                NUMBER OF     GRANTED TO                        OF STOCK PRICE APPRECIATION
                                SECURITIES   EMPLOYEES IN EXERCISE                    FOR OPTION TERM
                                UNDERLYING   FISCAL YEAR   PRICE    EXPIRATION   ------------------------
NAME                          OPTIONS GRANTED     2001     ($/SH)      DATE           5%           10%
-----                         --------------   ----------   ----       ----          ----         ----
Hugh Miller....................   250,000        16.0%     $ 0.50   05/15/09      $ 30,525      $ 76,314
Richard Blass..................   250,000        16.0%       0.50   05/15/09        30,525        76,314
Randall F. Michaels (1)........   100,000         6.4%       0.50   10/09/09        13,814        34,535
Marc Miller....................   100,000         6.4%       0.50   05/15/09        13,814        34,535
Lee Miller.....................   100,000         6.4%       0.50   05/14/09        13,814        34,535

---------------
(1) For purposes of this table, we have treated Mr. Michaels as having received only one grant of 100,000 options in 2001, as the September grant effectively replaced May grant, which were cancelled when Mr. Michaels terminated his employment with the Company in June.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     There were no options exercised by any of the executive officers of the Company named in the Summary Compensation Table during 2001. No stock appreciation rights ("SARs") have ever been granted by the Company to executive officers.

                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                 SHARES                 OPTIONS AT FISCAL YEAR END(#)      AT FISCAL YEAR END($)
                              ACQUIRED ON    VALUE     -----------------------------   -----------------------------
NAME                           EXERCISE(#) REALIZED($) EXERCISABLE(#) UNEXERCISABLE(#) EXERCISABLE($) UNEXERCISABLE($)
----                            --------   ---------   -------------  --------------    ------------  ---------------
Hugh Miller..................      0           0          150,000         200,000       $ 18,000        $  72,000
Richard Blass................      0           0          160,000         240,000         18,000           72,000
Randall F. Michaels..........      0           0                0         100,000              0                0
Marc E. Miller...............      0           0           20,000          80,000          7,200           28,800
Lee Miller...................      0           0           20,000          80,000          7,200           28,800

EMPLOYMENT AGREEMENTS

     Each of the Chief Executive Officer and all Executive Vice Presidents has an employment agreement with the Company, as follows:

     NAME                    POSITION                          DATE OF AGREEMENT      TERM
     ----                    --------                          -----------------      ----
     Hugh Miller             President and CEO                 February 27, 2002      5 years
     Richard Blass           Executive VP, CFO and Treasurer   February 27, 2002      3 years
     Randall F. Michaels     Executive VP                      September 24, 2001     2 years
     Christopher Donnelly    Executive VP                      July 9, 1999           5 years

     Under the terms of the respective employment agreements, the Company pays Hugh Miller a minimum base salary of $350,000 per year, Richard Blass a minimum base salary of $300,000 per year, Christopher Donnelly a minimum base salary of $200,000 per year and Randall F. Michaels a minimum base salary of $200,000 per year. Each of these officers is entitled to participate generally in the Company's employee benefit plans, including the Stock Option Plans, and is eligible to receive an incentive bonus. The cash bonuses available to each executive are made at the discretion of the Board of Directors and are based on subjective performance criteria as described above. Under the terms of his prior employment agreement, dated July 1, 1999, Mr. Blass was paid a sign up bonus of $400,0000 and minimum annual bonuses for each fiscal year ending December 31, 1999 and 2000 in the amount of $300,000 per year. In the event that Mr. Blass's employment with the Company is terminated either by the Company for "good cause" (as described below), or by Mr. Blass other than for "good reason" (as described below) prior to July 1, 2003 (i.e., the end of the term of his prior employment agreement), Mr. Blass will be required to immediately reimburse the Company $150,000.

     Under the terms of their respective employment agreements, Mr. Miller and Mr. Blass also are granted benefits covering medical expenses not covered by insurance (up to $100,000 per year). Under the terms of his employment agreement, Mr. Miller was granted benefits covering life insurance of up to $1,000,000.

     If any of these four executive officers is terminated "for cause," which definition generally includes termination by the Company due to the executive's willful failure to perform his duties under the employment agreement, the executive's personal dishonesty, or the executive's breach of his fiduciary duties or the terms of the employment agreement to which he is a party, then the Company is obligated to pay the terminated executive only his base salary up to the date of his "for cause" termination.

     If the employment of either Hugh Miller or Richard Blass is terminated by the Company without cause, or by them for "good reason" (which generally includes resignation due to a material breach by the Company of his employment agreement, a material change in the executive's duties or responsibilities, a reduction in the executive's base salary as then in effect or a relocation or actual change in the executive's place of employment outside of Long Island,
NY), the Company is obligated to pay such executive officer as severance an amount equal to the product of (1) the lesser of (A) the remaining Term in years plus 1, multiplied by 100% or (B) 299%, multiplied by (2) the last five years' average annual compensation as calculated in accordance with Section 280G of the Code.

     If either of Christopher Donnelly or Randall F. Michaels is terminated without cause, the Company is obligated to pay such executive officer certain amounts set forth in the respective agreements payable in equal installments over the six months following such termination without cause.

     If, upon a change of control, Mr. Miller or Mr. Blass is terminated or resigns for "good reason" within 24 months of such change of control, the Company is obligated to pay Mr. Miller and/or Mr. Blass as severance and in lieu of any further compensation an amount equal to the product of (1) 299%, multiplied by (2) the last five years' average annual compensation as calculated in accordance with Section 280G of the Code.

     Mr. Donnelly received $25,000 and restricted stock totaling $50,000 (vesting over a three year period) as a "sign-up" bonus in consideration for entering into his employment agreement. If Mr. Donnelly was to terminate his employment prior to the completion of his term of employment, he is required under the terms of his agreement to reimburse the Company for some or all of the cash sign up bonus and any then unvested restricted stock will be canceled. Upon a change of control, all then unvested stock options and restricted stock held by Mr. Donnelly shall vest immediately. In connection with the termination of Mr. Pellegrin's employment in May 2001, the Company paid Mr. Pellegrin approximately $107,700, in full satisfaction of the Company's obligations under his prior employment agreement.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee of the Board of Directors is composed of two independent directors, each of whom is independent under the independence and experience requirements of the National Association of Securities Dealers. The Audit Committee operates under a written charter adopted by the Company's Board of Directors and reviewed and reassessed at least annually with the Board (a copy of which, as amended, is attached as Appendix A to this Proxy Statement). Following such review and reassessment, the Board of Directors amended the Charter from last year to provide for, among other things, the following:

   * a review with management and the independent auditors of off-balance sheet structures utilized by the Company;

   * a review of the experience and qualifications of senior members of the independent auditor team and the quality control procedures of the independent auditors;

   * approving the retention of the independent auditor for any non-audit service in excess of $100,0000 per engagement fee;

   * receiving Board approval for the Company's hiring independent auditor employees who were engaged on the Company's account; and

   * a review with management and the independent auditor of any correspondence with regulators or governmental agencies and additionally any published reports which raise material issues regarding the Company's financial statements or accounting policies.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and KPMG LLP ("KPMG"), the independent auditing firm for the Company, to review and discuss the December 31, 2001 consolidated financial statements. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement of Auditing Standards No. 90 "Audit Committee Communications".

     The Audit Committee also has received the written disclosures and the letter from our independent accountants, KPMG, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with KPMG that firm's independence from the Company and has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                             THE AUDIT COMMITTEE

                                             Martin D. Payson, Chairman
                                             Arnold B. Pollard

PERFORMANCE GRAPH

     Set forth below is a graph comparing the five year cumulative total stockholder returns (assuming reinvestment of dividends) of the Company to Standard & Poor's 600 SmallCap Composite Stock Index ("S&P SmallCap 600"), the Standard & Poor's 500 Composite Index ("S&P 500") and certain peer group/comparable companies ("Peer Group Companies").* The graph assumes $100 invested on December 31, 1996 in the Company, the S&P SmallCap 600 Index, the S&P 500 Index and the Peer Group Companies. The Company changed its Major Market Index this year to the S&P Small Cap 600, from the S&P 500 last year, because the Company is no longer listed on the New York Stock Exchange.

        COMPARISON OF FIVE YEAR RETURN AMONG DELTA FINANCIAL CORPORATION,
         S&P SMALLCAP 600 INDEX, S&P 500 INDEX AND PEER GROUP COMPANIES

                             ANNUAL RETURN PERCENTAGE
                                   Years Ending

Company Name / Index            Dec 97   Dec 98   Dec 99   Dec 00   Dec 01
--------------------------------------------------------------------------
DELTA FINANCIAL CORP            -25.69   -55.61   -30.53   -92.42   175.20
S&P SMALLCAP 600 INDEX           25.58    -1.31    12.40    11.80     6.54
S&P 500 INDEX                    33.36    28.58    21.04    -9.10   -11.89
PEER GROUP                       -4.45   -56.23    20.60    87.23   -15.10

                                  INDEXED RETURNS
                                   Years Ending
                            Base
                           Period
Company Name / Index       Dec 96   Dec 97   Dec 98   Dec 99   Dec 00   Dec 01
------------------------------------------------------------------------------
DELTA FINANCIAL CORP         100     74.31    32.99    22.92     1.74     4.78
S&P SMALLCAP 600 INDEX       100    125.58   123.95   139.32   155.76   165.94
S&P 500 INDEX                100    133.36   171.48   207.56   188.66   166.24
PEER GROUP                   100     95.55    41.82    50.43    94.43    80.16

---------------------
* Peer Group Companies, which were selected based primarily upon SIC number, market value and type of business, include the following comparable companies: Aames Financial Corp., American Business Financial Services Inc., First Alliance Corp., HomeGold Financial, Inc., IndyMac Bancorp. Inc., New Century Financial Corp. and Saxon Capital Inc.

RELATED PARTY TRANSACTIONS

     The Company pays the annual premium on a $25 million split-dollar life insurance policy for Sidney A. Miller. The beneficiaries on the policy are certain members of the Miller family; however, in the event of Sidney A. Miller's demise, before any other payments are made the Company is first reimbursed out of the proceeds of the policy for the lesser of the cash value or all premiums it has paid during the term of the policy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 2001 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                 PROPOSAL NO. 2
                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of KPMG as the Company's independent auditors for the year ending December 31, 2002. KPMG has served as the Company's independent auditors since 1989. Ratification of such appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting in person or by proxy at the Annual Meeting or any adjournment thereof. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of KPMG are expected to be present at the Annual Meeting, at which time they will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

DISCLOSURE OF AUDITOR FEES

     The following is a description of the fees billed to the Company by KPMG during the year ended December 31, 2001:

   * Audit Fees: The Company paid KPMG audit fees totaling approximately $197,250 in connection with KPMG's review and audit of the Company's annual financial statements for the year ended December 31, 2001 and review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the year ended December 31, 2001;

   * Financial Information Systems Design And Implementation Fees: The Company did not engage KPMG to provide advice to it regarding financial information systems design and implementation during the year ended December 31, 2001; and

   * All Other Fees: The Company paid KPMG approximately $678,401 for services rendered to the Company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the year ended December 31, 2001, broken down as follows:

         * Audit related fees totaling approximately $85,350, consisting of the review of the S-4 registration statement and issuance of consents in connection with the Company's debt exchange offer consummated in August 2001; and

         * Other non-audit services totaling approximately $593,051, consisting of tax compliance and other tax related matters.

     Our Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of KPMG.

     THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF KPMG LLP AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Company on or prior to December 12, 2002 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with the 2003 Annual Meeting.

                                OTHER INFORMATION

     The costs of solicitation of proxies will be borne by the Company. Directors, officers and other employees of the Company may solicit proxies in person or by telephone, without additional compensation thereof, other than reimbursement of out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.


                                           By Order of the Board of Directors,
                                           Marc E. Miller
                                           Secretary

Woodbury, New York
April 12, 2002


A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED BY STOCKHOLDERS SOLICITED HEREBY UPON WRITTEN REQUEST SENT TO THE INVESTOR RELATIONS DEPARTMENT, DELTA FINANCIAL CORPORATION, 1000 WOODBURY ROAD, WOODBURY, NEW YORK 11797.

                                                                     APPENDIX A
                                                                     ----------

                           DELTA FINANCIAL CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

         The Audit Committee is appointed by the Board of Directors of Delta Financial Corporation (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors.

         The members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, as they may be amended from time to time. The members of the Audit Committee shall be appointed by the Board.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Committee.

         The Audit Committee shall make regular reports to the Board.

         The Audit Committee shall:

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2. Review the annual audited financial statements with management and the independent auditors prior to their filing, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         4. Review with management and the independent auditor transactions involving off-balance sheet structures by the Company.

         5. Review with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

         6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

         8. Evaluate together with the Board the performance of the independent auditor and recommend to the Board the appointment of the independent auditor (or recommend to the Board a change in its independent auditor), which firm is ultimately accountable to the Audit Committee and the Board.

         9. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

         10.  Approve fees to be paid to the independent auditor.

         11. Approve the retention of the independent auditor for any non-audit service in excess of $100,000 per engagement fee.

         12. Receive periodic reports from the independent auditors regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

         13. Receive Board approval for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.

         14. Review the appointment and replacement of the senior internal auditor, if any.

         15. Review the significant reports to management prepared by the internal auditing department and management's responses, if any.

         16. Meet with the independent auditors prior to the annual audit to review the planning and staffing of the audit.

         17. Confirm with the independent auditors that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

         18. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including any amendments, relating to the conduct of the audit.

         19. Review with management and the independent auditor any correspondence with regulators or governmental agencies and additionally any published reports which raise material issues regarding the Company's financial statements or accounting policies.

         20. Prepare any reports required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         21. Review with outside counsel and independent auditors the Company's policies and procedures regarding compliance with applicable laws and regulations and advise the Board with respect to same.

         22. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         23. Meet at least quarterly with the chief financial officer and the independent auditors in separate executive sessions.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

PROXY

                           DELTA FINANCIAL CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard Blass and Marc E. Miller, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Delta Financial Corporation that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 7, 2002 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

           (Continued, and to be marked and signed, on the other side)


                              FOLD AND DETACH HERE

     If you plan to attend Delta Financial Corporation's annual stockholder meeting, kindly detach the bottom of this card, and bring it with you to the meeting. Please note that only those stockholders who bring this proxy card, or other proof of ownership, will be admitted to the meeting.



                           DELTA FINANCIAL CORPORATION


                         ANNUAL MEETING OF STOCKHOLDERS


                             May 7, 2002, 9:00 a.m.
                                Huntington Hilton
                              598 Broad Hollow Road
                            Melville, New York 11747

                                                          Please mark
                                                         your votes as   / X /
                                                         indicated in
                                                         this example

1. ELECTION OF DIRECTORS.
                                  FOR the nominees               WITHHOLD
                               listed below (except as          AUTHORITY to
                                withheld in the space     vote for the nominees
                                      provided)                listed below
                                         / /                       / /

NOMINEES: 01 Hugh Miller, 02 Margaret A. Williams

The Board of Directors recommends a vote "FOR" the nominees.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE HIS NAME ON THIS LINE:

----------------------------------------------------------------------------

                                         FOR       AGAINST       ABSTAIN
2. Ratification of KPMG LLP as the       / /         / /           / /
   independent auditors of the
   corporation The Board of Directors
   recommends a vote "FOR" ratification
   of KPMG LLP

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: __________________________________________________, 2002


-------------------------------------------------------------
                         Signature(s)

-------------------------------------------------------------
                         Signature(s)

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

                             FOLD AND DETACH HERE

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

   YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                            HTTP://WWW.EPROXY.COM/DFC
   Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    TELEPHONE
                                 1-800-435-6710
   Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL
                               Mark, sign and date
                                 your proxy card
                                       and
                                return it in the
                              enclosed postage-paid
                                    envelope.

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT ON THE INTERNET AT:
WWW.DELTAFINANCIAL.COM
HTTP://WWW.DELTAFINANCIAL.COM

PROXY

                 DELTA FUNDING CORP. 401(K) PROFIT SHARING PLAN
                        CONFIDENTIAL VOTING INSTRUCTIONS
           INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              ANNUAL MEETING OF STOCKHOLDERS, TUESDAY, MAY 7, 2002

      The undersigned hereby instructs the Trustee of the Delta-Funding Corp. 401(k) Profit Sharing Plan (the "Plan") to vote all shares of Common Stock of Delta Financial Corporation allocated to the undersigned's account under the Plan at the Annual Meeting of Stockholders of said Corporation to be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York 11747 on May 7, 2002, at 9:00 a.m. (local time) or any adjournment thereof. In accordance with the following instructions on the reverse side (or, if no instructions are given, "FOR" THE NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2).

                           (Continued on reverse side)



                              FOLD AND DETACH HERE

     If you plan to attend Delta Financial Corporation's annual stockholder meeting, kindly detach the bottom of this card, and bring it with you to the meeting. Please note that only those stockholders who bring this proxy card, or other proof of ownership, will be admitted to the meeting.


                           DELTA FINANCIAL CORPORATION


                         ANNUAL MEETING OF STOCKHOLDERS


                             May 7, 2002, 9:00 a.m.
                                Huntington Hilton
                              598 Broad Hollow Road
                            Melville, New York 11747

==============================================================================
                                                          Please mark
                                                         your votes as   / X /
                                                         indicated in
                                                         this example

1. ELECTION OF DIRECTORS.
                                  FOR the nominees               WITHHOLD
                               listed below (except as          AUTHORITY to
                                withheld in the space     vote for the nominees
                                      provided)                listed below
                                         / /                       / /

NOMINEES: 01 Hugh Miller, 02 Margaret A. Williams

The Board of Directors recommends a vote "FOR" the nominees.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE HIS NAME ON THIS LINE:

----------------------------------------------------------------------------

                                         FOR       AGAINST       ABSTAIN
2. Ratification of KPMG LLP as the       / /         / /           / /
   independent auditors of the
   corporation The Board of Directors
   recommends a vote "FOR" ratification
   of KPMG LLP

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: __________________________________________________, 2002


-------------------------------------------------------------
                         Signature(s)

-------------------------------------------------------------
                         Signature(s)

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

                             FOLD AND DETACH HERE

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

   YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                            HTTP://WWW.EPROXY.COM/DFC
   Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    TELEPHONE
                                 1-800-435-6710
   Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL
                               Mark, sign and date
                                 your proxy card
                                       and
                                return it in the
                              enclosed postage-paid
                                    envelope.

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT ON THE INTERNET AT:
WWW.DELTAFINANCIAL.COM
HTTP://WWW.DELTAFINANCIAL.COM